CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 10 of our report dated December 16, 2021, relating to the financial statements and financial highlights, which appears in PGIM Jennison Global Equity Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021.  We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 27, 2021